Kelly Services, Inc. Fourth Quarter and Full Year 2017 February 1, 2018 Exhibit 99.2

Safe Harbor Statement This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, competitive market pressures including pricing and technology introductions, changing market and economic conditions, our ability to achieve our business strategy, the risk of damage to our brand, the risk our intellectual assets could be infringed upon or compromised, our ability to successfully develop new service offerings, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, our increasing dependency on third parties for the execution of critical functions, the risks associated with past and future acquisitions, exposure to risks associated with investments in equity affiliates, material changes in demand from or loss of large corporate customers, risks associated with conducting business in foreign countries, including foreign currency fluctuations, availability of full-time employees to lead complex talent supply chain sales and operations, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, the risk of cyber attacks or other breaches of network or information technology security as well as risks associated with compliance on data privacy, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology programs, our ability to maintain adequate financial and management processes and controls, impairment charges triggered by adverse industry developments or operational circumstances, unexpected changes in claim trends on workers’ compensation, disability and medical benefit plans, the impact of the Patient Protection and Affordable Care Act on our business, the impact of changes in laws and regulations (including federal, state and international tax laws ), the risk of additional tax or unclaimed property liabilities in excess of our estimates, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements. 2

Fourth Quarter 2017 Highlights (YOY Comparisons)  Total revenue increased 9.0% – Increased 7.3% on a constant currency basis  Gross profit up 15.4% – up 13.7% on a constant currency basis  Earnings from operations of $28.4 million, up 43%  Diluted earnings per share of $0.45, compared to $0.51 per share last year – Excluding $0.35 non-cash charge related to the Tax Cuts and Jobs Act in 2017, diluted earnings per share up $0.29, a 57% increase 3

 Revenue increase reflects strong growth in Americas Staffing and International Staffing  Continued GP rate improvement reflects lower employee tax and benefits costs in the U.S., higher perm fees, on-going structural progress as we move to higher margin solutions in GTS, partially offset by changes in business mix in Americas Staffing  Earnings from operations reflects solid GP growth, offset by higher performance based incentives, the addition of resources to support market opportunities and expenses related to future growth and efficiency projects  EPS includes a $0.35 non-cash impact from the Tax Cuts and Jobs Act ----- (1)Constant Currency represent year-over-year changes resulting from translating 2017 financial data into USD using 2016 exchange rates. Fourth Quarter 2017 Financial Summary 4 Actual Results Change Constant Currency Change(1) Reve ue $1.4B 9.0% 7.3% GP % 18.5% 100 bps Earnings from Operations $28.4M 43.3% 38.9% ROS % 2.0% 50 bps EPS $0.45 ($0.06)

Full Year 2017 Financial Summary 5 Actual Results Change Constant Currency Change(1) Revenue $5.4B 1.9% 1.3% GP % 17.8% 60 bps Earnings from Operations $83.3M 31.7% 29.6% ROS % 1.5% 30 bps EPS $1.81 ($1.27)  Reported results are negatively effected by the impact of the 2016 gain on the APAC JV transaction and first half 2016 APAC staffing operating results ----- (1)Constant Currency represent year-over-year changes resulting from translating 2017 financial data into USD using 2016 exchange rates.

Full Year 2017 Financial Summary (Excluding US Tax Law Impact, APAC, and Restructuring) 6  Revenue growth reflects strong growth in Americas Staffing and International Staffing as well as modest growth in the GTS segment  Earnings from Operations, ROS % and EPS all reflect the efficient conversion of top-line growth to strong bottom line performance ----- (1) Change excludes: ⁻ 2017 restructuring charges of $2.4 million, $1.7 million net of tax, or $0.04 per share; ⁻ 2017 U.S. tax law change of $13.9 million, or $0.35 per share; ⁻ 2016 gain on investment of $87.2 million, $63.7 million net of tax or $1.62 per share; ⁻ 2016 restructuring charges of $3.4 million, $2.2 million net of tax, or $0.06 per share; and ⁻ operational results related to APAC businesses contributed to PersolKelly Asia Pacific in the third quarter of 2016. (2)Constant Currency represent year-over-year changes resulting from translating 2017 financial data into USD using 2016 exchange rates. Actual Results Change(1) Constant Currency Change(2) Revenue $5.4B 5.7% 5.1% GP % 17.8% 60 bps Earnings from Operations $85.7M 41.0% 38.8% ROS % 1.6% 40 bps EPS $2.20 $0.80

Fourth Quarter and Full Year 2017 EPS Summary

KELLY SERVICES

$ in Millions except per share data

	Fourth Quarter				Full Year			
	2017		2016		2017		2016	
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net earnings	$ 17.7	$ 0.45	$ 19.8	$ 0.51	$ 71.6	$ 1.81	$ 120.8	$ 3.08
Disposal of APAC businesses(1)	-	-	-	-	-	-	(4.5)	(0.12)
Restructuring charges, net of taxes(2)	-	-	-	-	1.7	0.04	2.2	0.06
U.S. tax law change(3)	13.9	0.35	-	-	13.9	0.35	-	-
Gain on investment in equity affiliate, net of taxes(4)	-	-	-	-	-	-	(63.7)	(1.62)
Adjusted net earnings	$ 31.6	$ 0.80	$ 19.8	$ 0.51	$ 87.2	$ 2.20	$ 54.8	$ 1.40

- As adjusted, both Q4 and full year net earnings increased by 59% and EPS increased by 57%

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(1)Disposal of APAC businesses represents the 2016 operational results of business contributed to PersolKelly Asia Pacific in the third quarter of 2016.

(2)Restructuring charges, net of taxes include $2.4 million of restructuring charges, $1.7 million net of tax or $0.04 per share in Q1 2017 and $3.4 million of restructuring charges, $2.2 million net of tax or $0.06 per share in Q2 2016.

(3)U.S. tax law change in 2017 represents the non-cash impact on income tax expense related to the enactment of Tax Cuts and Jobs Act in December 2017.

(4)Gain on investment in equity affiliate of $87.2 million, $63.7 million net of income tax expense or $1.62 per share in 2016.

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 Americas Staffing revenues reflect continued solid top-line growth in Commercial, Education and PT specialties  International Staffing delivered strong growth across the regions in Europe Fourth Quarter 2017 Revenue Growth 8 45% 20% 35% Business Mix Americas Staffing International Staffing Global Talent Solutions 0% 5% 10% 15% 20% Total Americas Staffing International Staffing Global Talent Solutions YoY Growth Reported Constant Currency

Fourth Quarter 2017 Gross Profit Growth  Americas Staffing GP increase comes from both strong top-line growth and GP rate improvement from lower employee benefits costs and higher perm fees  International Staffing GP progress reflects top-line growth and a flat GP rate  GTS GP increase reflects solid GP rate improvement on modest revenue growth 9 46% 16% 39% Business Mix Americas Staffing International Staffing Global Talent Solutions 0% 5% 10% 15% 20% Total Americas Staffing International Staffing Global Talent Solutions YoY Growth Reported Constant Currency

17.5% 18.5% 16.0% 16.5% 17.0% 17.5% 18.0% 18.5% 19.0% 19.5% 20.0% Q4 2016 GP Rate Global Talent Solutions Perm Fees Americas Staffing Q4 2017 GP Rate Fourth Quarter 2017 Gross Profit Rate  GTS rate improvement from improved mix of higher margin solutions and lower employee benefits costs  Higher perm fees in both the Americas Staffing and International Staffing segments also contributed to rate improvement  Americas Staffing GP rate improved due to lower employee benefits costs partially offset by unfavorable business mix 70 bps 10 10 bps 20 bps

$208 $235 $190 $195 $200 $205 $210 $215 $220 $225 $230 $235 $240 Q4 2016 SG&A Americas Staffing Corporate International Staffing FX Global Talent Solutions Q4 2017 SG&A Fourth Quarter 2017 SG&A  Americas Staffing expenses were up due to additional sales and recruiting resources to capitalize on market opportunities and increased performance based compensation expenses  Corporate expenses primarily reflect higher performance based compensation expense and additional expenses for projects related to technology and process automation  GTS expenses reflect higher performance based compensation, additional costs from new customer wins partially offset by lower bad debt expense due to a 2016 write-off $ in Millions $3 $3 $10 $1 $10 11

Fourth Quarter 2017 Conversion Rate  Americas Staffing conversion rate reflects strong top-line and GP growth  GTS improved by 880 bps and reflects the impact of an improving GP rate, cost management efforts and lower bad debt expense  International Staffing conversion rate improvement reflect strong GP growth partially offset by higher level of recruiting resources  Total Company conversion rate improvement, while solid, is also impacted by higher Corporate performance based incentive expenses $ in Millions 12 ----- (1)Conversion rate represents earnings from operations as a percent of gross profit, or return on gross profit. 2017 2016 Gross Earnings Conversion Gross Earnings Conversion Change Profit from Ops Rate(1) Profit from Ops Rate(1) (bps) Americas Staffing 121.2$ 27.8$ 22.8% 105.3$ 21.8$ 20.7% 210 Global Talent Solutions 101.5 25.6 25.3% 88.7 14.6 16.5% 880 International Staffing 41.0 5.6 13.8% 35.0 4.4 12.6% 120 Total Company 263.0$ 28.4$ 10.8% 228.0$ 19.8$ 8.7% 210

Full Year 2017 Conversion Rate $ in Millions 13 2017 2016 Gross Earnings Conversion Gross Earnings Conversion Change Profit from Ops Rate(1) Profit from Ops Rate(1) (bps) Americas Staffing 429.1$ 82.7$ 19.3% 398.2$ 68.8$ 17.3% 200 Global Talent Solutions 373.7 77.0 20.6% 345.9 58.2 16.8% 380 International Staffing 153.7 22.1 14.4% 166.4 19.5 11.7% 270 Total Company 954.1$ 83.3$ 8.7% 906.3$ 63.2$ 7.0% 170  Americas Staffing conversion rate reflects strong top-line and GP growth  GTS improved by 380 bps and reflects the impact of an improving GP rate and cost management efforts  International Staffing improved as a result of the deconsolidation of the APAC staffing business which carried a lower conversion rate, and reflects strong EMEA GP growth, but is partially offset by higher level of recruiting resources  Total Company conversion rate improvement, while solid, is also impacted by higher Corporate performance based incentive expenses ----- (1)Conversion rate represents earnings from operations as a percent of gross profit, or return on gross profit.

Fourth Quarter 2017 Balance Sheet Data 14  DSO is up 2 days versus the same period last year, but down 3 days from the Q3 seasonal peak  Year end debt was $10 million. 2017 balances reflect the impact of cash paid for the Teachers On Call acquisition $ in Millions DSO 53 55 55 58 55 Debt-to- 0.0% 0.0% 0.1% 2.1% 0.9% Equity Ratio $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 2016 2017 Q1 2017 Q2 2017 Q3 2017 Accounts Receivable $0 $20 $40 2016 2017 Q1 2017 Q2 2017 Q3 2017 Debt (and Debt-to-Equity Ratio)

2018 Outlook – Full Year  Revenue up 5% to 6% YOY – 100 basis point improvement due to currency – Includes impact from acquisition of Teachers On Call, net of the sale of our healthcare staffing business – Impact of revenue recognition not expected to be material  Gross profit rate up slightly YOY  SG&A up 4% to 5% YOY – Includes impact of additional spending on technology and efficiency initiatives  Annual tax rate in low to mid-teens – Reflects impact of Tax Cuts and Jobs Act  Impact of the new standard related to accounting for equity investments effective in Q1 2018 will be recognized below Earnings from Operations and is not included in the 2018 Outlook 15

Teachers On Call acquisition  Stock purchase completed on September 5, 2017  Teachers On Call is a U.S. based provider of substitute teacher staffing services for K-12 public, private, and charter schools, and early child care centers focused on the upper mid-west  Complements Kelly Educational Staffing geographic and service footprint  Expands on Kelly’s existing leading position in the U.S. educational staffing market 16